EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Donna Brandin, the Chief Financial Officer, Treasurer and Principal Accounting Officer of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) The Special Financial Report of the Company for the period April 28, 2008 (date of inception) through December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
June 10, 2010